                                                                     EXHIBIT T3C

                     FIRST MERCHANTS ACCEPTANCE CORPORATION

                                      AND

                       IBJ SCHRODER BANK & TRUST COMPANY



                          ---------------------------

                                   INDENTURE

                           Dated as of March 4, 1998

                          ---------------------------

                                  $44,000,000

                                     NOTES




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                     FIRST MERCHANTS ACCEPTANCE CORPORATION

                                     NOTES

                                   TIE-SHEET

of provisions of Trust Indenture Act of 1939 and the Indenture dated as of March 4, 1998, between First Merchants Acceptance Corporation and IBJ Schroder Bank & Trust Company, Trustee.

           TRUST INDENTURE
             ACT OF 1939
               SECTION                              INDENTURE SECTION
--------------------------------                   -------------------
310(a)(1)(2)  . . . . . . . . .                    8.1 and 8.12
   (a)(3) . . . . . . . . . . .                    Not applicable
   (a)(4) . . . . . . . . . . .                    Not applicable
   (b)  . . . . . . . . . . . .                    8.8 and 8.9
   (c)  . . . . . . . . . . . .                    Not applicable
311(c)  . . . . . . . . . . . .                    Not applicable
312(a)  . . . . . . . . . . . .                    4.1(A), (B)
   (b)  . . . . . . . . . . . .                    4.1(C)
   (c)  . . . . . . . . . . . .                    4.1(D)
313(a)  . . . . . . . . . . . .                    4.3
   (b)  . . . . . . . . . . . .                    Not applicable
   (c)  . . . . . . . . . . . .                    4.3
   (d)  . . . . . . . . . . . .                    4.3
314(a)  . . . . . . . . . . . .                    4.2(A) through (D)
   (b)  . . . . . . . . . . . .                    Not applicable
   (c)  . . . . . . . . . . . .                    13.3
   (d)  . . . . . . . . . . . .                    Not applicable
   (e)  . . . . . . . . . . . .                    13.3
315(a)  . . . . . . . . . . . .                    8.2(A)
   (b)  . . . . . . . . . . . .                    5.2
   (c)  . . . . . . . . . . . .                    8.2(B)
   (d)  . . . . . . . . . . . .                    8.2(C)
   (e)  . . . . . . . . . . . .                    5.12
316(a)(1) . . . . . . . . . . .                    5.6 and 5.15
   (a)(2) . . . . . . . . . . .                    Not applicable
   (b)  . . . . . . . . . . . .                    5.11
317(a)  . . . . . . . . . . . .                    5.7 and 5.9
   (b)  . . . . . . . . . . . .                    3.2(B), (C)
318(a)  . . . . . . . . . . . .                    13.6
   (c)  . . . . . . . . . . . .                    13.6
----------------------------------------------------------------------

This tie-sheet does not constitute a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE 1        DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 1.1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 affected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Applicable Share,  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Available Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Board of Directors or Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 business day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 capital stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Certified Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Company Order and Company Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Daily Newspaper  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 date of this Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Defaulted Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Executive Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Federal Bankruptcy Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Global Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 main office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 maturity or mature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Note or Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Note Co-Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Note Register and Note Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Noteholder, holder of the Notes, Holder or holder  . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                 Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Original Issue Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 paying agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 place of payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 predecessor Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Proceeding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 Proportionate Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 Pro-Rata Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 Responsible Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 supplemental indenture or indenture supplemental hereto  . . . . . . . . . . . . . . . . . . . . . .  16
                 Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 Trust Indenture Act or TIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 2        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                 AND EXCHANGE OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 2.1      Designation, Amount and Issue of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 2.2      Form of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 2.3      Dates, Payments, and Record Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 2.4      Numbers and Legends on Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 2.5      Execution of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 2.6      Registration of Transfer of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 2.7      Exchange and Registration of Transfer of Notes  . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 2.8      Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.9      Recognition of Registered Holders of Definitive Notes and Temporary Notes . . . . . . . . .  21
         SECTION 2.10     Mutilated, Destroyed, Lost or Stolen Notes  . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.11     Form and Authentication of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 2.12     Surrender and Cancellation of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 3        PARTICULAR COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 3.1      Will Punctually Pay the Payments on the Notes . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 3.2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          (A)   Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          (B)   Appointment of Trustee as Paying Agent; Duty of
                                Paying Agent Other Than Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                          (C)   Duty of Company Acting as Paying Agent  . . . . . . . . . . . . . . . . . . . . . . .  24
                          (D)   Delivery to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          (E)   All Sums to be Held Subject to Section 13.2 . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 3.3      Compliance with the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 3.4      Will Keep, and Permit Examination of, Records and Books
                          of Account and Will Permit Visitation of Property . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 3.5      Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.6      Restrictions on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.7      Compliance Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.8      Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 4        NOTEHOLDER LISTS AND REPORTS BY THE COMPANY
                 AND THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 4.1      Noteholder lists, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 4.2      Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 4.3      Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 5        REMEDIES OF TRUSTEE AND NOTEHOLDERS UPON DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 5.1      Definition of Default and Event of Default  . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 5.2      Trustee to Give Noteholders Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.3      Declaration of Principal and Accrued Interest Due Upon
                          Default; Holders of Specified Percentage of Notes May
                          Waive Default Declaration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.4      Power of Trustee to Protect and Enforce Rights  . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.5      Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          (A)   Delay, Etc. Not a Waiver of Rights  . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 5.6      Holders of Specified Percentage of Notes May Direct
                          Judicial Proceedings by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 5.7  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (A)   Payment of Principal and Interest to Trustee Upon
                                Occurrence of Certain Defaults; Judgment May be
                                Taken by Trustee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (B)   Enforcement of Rights by Trustee During Continuance
                                of an Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (C)   Application of Moneys Collected by Trustee  . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 5.8      Possession of Notes Unnecessary in Action by Trustee  . . . . . . . . . . . . . . . . . . .  33
         SECTION 5.9      Trustee May File Necessary Proofs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 5.10     Limitation Upon Right of Noteholders to Institute Certain  Legal Proceedings  . . . . . . .  34
         SECTION 5.11     Right of Noteholder to Receive and Enforce Payment Note Impaired  . . . . . . . . . . . . .  34
         SECTION 5.12     Court May Require Undertaking to Pay Costs  . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 5.13     Unenforceable Provision Inoperative . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         SECTION 5.14     If Enforcement Proceedings Abandoned, Status Quo is Established . . . . . . . . . . . . . .  35
         SECTION 5.15     Noteholders May Waive Certain Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 6        EVIDENCE OF RIGHTS OF NOTEHOLDERS
                 AND OWNERSHIP OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 6.1      Evidence of Ownership of Definitive Notes and Temporary
                          Notes Issued Hereunder in Registered Form . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 7        CONSOLIDATION, MERGER AND SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 7.1      Company May Merge, Consolidate, Etc., Upon Certain Terms  . . . . . . . . . . . . . . . . .  36
         SECTION 7.2      Successor Corporation to be Substituted . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 7.3      Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 8        CONCERNING THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.1      Requirement of Corporate Trustee, Eligibility . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.2      Acceptance of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.3      Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 8.4      Trustee May Own Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 8.5      Trustee May Rely on Certificates, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 8.6      Money Held in Trust Not Required to be Segregated . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 8.7      Compensation, Reimbursement, Indemnity, Security  . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 8.8      Conflict of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 8.9      Resignation, Removal, Appointment of Successor Trustee  . . . . . . . . . . . . . . . . . .  47
         SECTION 8.10     Acceptance by Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 8.11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          (A)   Notice, Etc. on Behalf of Company Delivered to
                                Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          (B)   Cash, Securities, Etc. to be Held by Trustee  . . . . . . . . . . . . . . . . . . . .  48
         SECTION 8.12     Merger or Consolidation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 8.13     Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE 9        DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 9.1      Acknowledgment of Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 9.2      Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 10       MEETING OF NOTEHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 10.1     Purposes for which Meetings May be Called . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 10.2     Call of Meeting by Trustee; Generally . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 10.3     Call of Meetings by Trustee; Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 10.4     Meetings, Notice and Entitlement to be Present  . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 10.5     Regulations May be Made by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 10.6     Manner of Voting at Meetings and Record to be Kept  . . . . . . . . . . . . . . . . . . . .  54

         SECTION 10.7     Evidence of Action by Holders of Specified Percentage of
                          Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 10.8     Exercise of Right of Trustee or Noteholders May Not be
                          Hindered or Delayed by Call of Meeting of Noteholders . . . . . . . . . . . . . . . . . . .  55

ARTICLE 11       SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 11.1     Purposes for Which Supplemental Indentures May be
                          Executed by Company and Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 11.2     Modification of Indenture by Written Consent of
                          Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 11.3     Requirements for Execution; Duties and Immunities of
                          Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 11.4     Supplemental Indentures Part of Indenture . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 11.5     Notes Executed After Supplemental Indenture to be
                          Approved by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 11.6     Supplemental Indentures Required to Comply with Trust
                          Indenture Act of 1939 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE 12       IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                 OFFICERS AND DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 12.1     Immunity of Certain Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE 13       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 13.1     Benefits Restricted to Parties and to Holders of Notes  . . . . . . . . . . . . . . . . . .  59
         SECTION 13.2     Deposits for Notes Not Claimed for Specified Period to be
                          Returned to Company on Demand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 13.3     Formal Requirements of Certificates and Opinions Hereunder  . . . . . . . . . . . . . . . .  59
         SECTION 13.4     Evidence of Act of the Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 13.5     Parties to Include Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 13.6     In Event of Conflict with Trust Indenture Act of 1939,
                          Provisions Therein to Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 13.7     Request, Notices, Etc. to Trustee or Company  . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 13.8     Manner of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 13.9     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 13.10    Payments Due on Days When Banks Closed  . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 13.11    Backup Withholding Forms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 13.12    Titles of Articles and Sections of This Indenture Not Part Thereof  . . . . . . . . . . . .  62
         SECTION 13.13    Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 13.14    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 13.15    Plan Provisions Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

         This INDENTURE, dated as of March 4, 1998, between FIRST MERCHANTS ACCEPTANCE CORPORATION, a Delaware corporation as reorganized pursuant to the Plan (as defined herein) (herein called the "Company") and IBJ SCHRODER BANK & TRUST COMPANY, a banking corporation organized under the laws of the State of New York, the mailing address of which is One State Street, New York, New York 10004 (herein, together with each successor as such trustee hereunder, called the "Trustee").

                                  WITNESSETH:

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its Notes (hereinafter sometimes called the "Notes") in the aggregate Principal amount of up to $44,000,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture;

         WHEREAS, the Notes and the Trustee's certificate of authentication to be borne by the Notes are to be substantially in the following forms, respectively:

                           [FORM OF FACE OF NOTES]           CUSIP NO.
                                                                      ----------
NO.                 FIRST MERCHANTS ACCEPTANCE CORPORATION

                                     NOTE


         First Merchants Acceptance Corporation, a corporation organized and existing under the laws of the State of Delaware as reorganized pursuant to the Plan (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture referred to on the reverse side hereof), promises to pay to ____________________ or registered assigns, such holder's Applicable Share of the Payments, to the extent not previously paid pursuant to and in accordance with the terms of this Note and the Indenture, on the date that is four years and eleven months after the Effective Date (the "Stated Maturity"). Payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, in Stock Option Shares (as defined in the Plan) with a value equal to the Stock Option Value (as defined in the Plan), in UDC Warrants (as defined in the Plan) with a value equal to the fair market value of the UDC Warrants on the date of distribution of the UDC Warrants to the holders of the Notes as determined by a national independent public accounting firm selected by the Board of Directors of the Reorganized Company that does not audit the financial statements of the Reorganized Company (the "Independent Appraiser") or in shares of common stock of UDC issuable upon exercise of the UDC Warrants (the "UDC Warrant Shares") with a value equal to Fair Market Value of the UDC Warrant Shares on the date of distribution of the UDC Warrant Shares to the holders of the Notes. Interest shall accrue on the unpaid Principal amount hereof from the Payment Date to which Interest has been paid immediately preceding the date hereof (unless the date hereof is a Payment Date to which Interest has been paid, in which case from the date hereof) or, if no Interest has been paid on this Note from the Original Issue Date hereof, from such Original Issue Date and shall be due and payable pursuant to and in accordance with the terms of this Note and the Indenture. Installments of Payments shall be payable quarterly on the last business day of March, June, September and December of the applicable year, commencing June 30, 1998 (each, a "Payment Date"), until the earlier of (a) such time as all of the Payments have been paid in full or (b) the Stated Maturity. Each installment of Payments on all then Outstanding Notes prior to the Stated Maturity shall be in an amount equal to the Available Cash, if any, on the date that is ten business days prior to the date of such installment and shall be applied first to the payment of Interest on all then Outstanding Notes and then to the payment of Principal of all then Outstanding Notes. Notwithstanding the foregoing, in the event that the Available Cash on the date that is ten business days prior to the date of such installment is less than $300,000, the Company may elect not to make a quarterly installment of Payments to the holders of the Notes on the date that such installment would otherwise be due, and the Company may elect not to make any future quarterly installment of Payments to the holders of the Notes until additional Available Cash is received by the Company which, when aggregated with existing Available Cash, would equal or exceed $300,000 as of the date that is ten business days prior to the date of such installment (the "De Minimis Exception").

         The Company will pay on each Payment Date to the person in whose name this Note is registered at the close of business on the Regular Record Date preceding such Payment Date such person's Applicable Share of the Payments, if any are due and payable to such person's subclass pursuant to and in accordance with the terms of this Note and the Indenture, unless the Company shall default in the payment of Payments due on such Payment Date, in which case such defaulted payments shall be paid to the person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted payments established by notice to the registered holders of Notes given by mail to said holders as their names and addresses appear in the Note Register not less than ten (10) days preceding such Special Record Date. The Payments, if any are due and payable pursuant to and in accordance with the terms of this Note and the Indenture, shall be payable at the main office of IBJ Schroder Bank & Trust Company, Trustee under the Indenture referred to on the reverse side hereof, in New York; provided, however, that the Payments on this Note may be payable, at the option of the Company, by wire transfer of Federal funds, check, Stock Option Shares (as defined in the Plan), UDC Warrants (as defined in the Plan) or UDC Warrant Shares mailed to the person entitled thereto as such person's address shall appear on the Note Register (including the records of any Note Co-Registrar).

         Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be entitled to any benefit under the Indenture referred to on the reverse side hereof, or be or become valid or obligatory for any purpose, until the authentication certificate endorsed hereon shall have been signed by IBJ Schroder Bank & Trust Company, Trustee under such Indenture, or a successor trustee thereto under such Indenture.

         IN WITNESS WHEREOF, FIRST MERCHANTS ACCEPTANCE CORPORATION has caused this Note to be signed in its name by its President and Chief Executive Officer or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be affixed or printed or engraved hereon, or a facsimile thereof, and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.


Dated:                               FIRST MERCHANTS ACCEPTANCE CORPORATION


                                     By:
                                        --------------------------------

                                     Title:
                                           -----------------------------

Seal:

Attest:

---------------------------

Title:
      ---------------------

                 [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         This Note is one of the Notes described or provided for in the Indenture referred to on the reverse side hereof.

                                        IBJ Schroder Bank & Trust Company,
                                        as Trustee

                                         By:
                                            -----------------------------
                                                 Authorized Officer

                           [FORM OF REVERSE OF NOTE]

                     FIRST MERCHANTS ACCEPTANCE CORPORATION

                                      NOTE

         This Note is one of a duly authorized issue of Notes of the Company designated as its Notes (herein called the "Notes"), limited in aggregate Principal amount of $44,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for or in lieu of other Notes), all issued and to be issued only in fully registered form without coupons under an indenture (herein, together with any indenture supplemental thereto, called the "Indenture"), dated as of March 4, 1998, duly executed and delivered by First Merchants Acceptance Corporation to IBJ Schroder Bank & Trust Company, Trustee (the Trustee, together with its successors being herein called the "Trustee"), to which Indenture (which is hereby made a part hereof and to all of which the holder by acceptance hereof assents) reference is hereby made for a description of the respective rights of and restrictions upon the Company and the holders of the Notes, and the rights, limitations of rights, duties and immunities of the Trustee in respect thereof.

         As used herein, the following capitalized terms shall have the following meanings:

         "Applicable Share," with respect to the holder of a Note, means (i) with respect to an Allowed Subclass 7A-1 Claim (as defined in the Plan) held by such holder, or in the event of a transfer of a Note, held by a predecessor holder, the sum of such holder's Pro-Rata Share and the number obtained by multiplying such holder's Proportionate Share by a fraction, the numerator of which is the aggregate additional Principal as of the Effective Date allocated to the Allowed Subclass 7A-1 Claims in an amount equal to the Additional Equity Value (as defined in the Plan) and the denominator of which is $44,000,000 and
(ii) with respect to an Allowed Subclass 7A-2 Claim (as defined in the Plan) held by such holder, or in the event of a transfer of a Note, held by a predecessor holder, such holder's Pro-Rata Share minus the number obtained by multiplying such holder's Proportionate Share by a fraction, the numerator of which is the aggregate additional Principal as of the Effective Date allocated to the Allowed Subclass 7A-1 Claims in an amount equal to the Additional Equity Value and the denominator of which is $44,000,000.

         "Available Cash" shall mean cash available to the Company after satisfaction of senior obligations under the Plan, obligatiions to Class 8A Interestholders, if any, under the Plan and post-confirmation expenses (including any reserve deemed reasonable by the board of directors for the Company for anticipated post-confirmation expenses) in accordance with the Plan.

         "Effective Date" shall have the meaning set forth in the Plan.

         "Fair Market Value" per share of common stock of UDC on any date shall mean, except as hereinafter provided, the average closing price of the common stock of UDC for the ten consecutive business days immediately preceding the third business day prior to such date as reported on the Nasdaq Stock Market, Inc. ("Nasdaq") or, if such common stock is not traded on Nasdaq, then as reported on the principal domestic stock exchange on which such stock is then listed or admitted to trading, or, if such common stock is neither listed or admitted to trading on any domestic stock exchange nor traded on Nasdaq, then as reported in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Reorganized Company, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Reorganized Company. If at any time such common stock is neither listed on any domestic exchange, nor traded on Nasdaq, nor otherwise quoted in the domestic over-the-counter market, then the Fair Market Value shall be the fair market value per share of such common stock on the date of distribution of the UDC Warrant Shares to the holders of the Notes as determined by an Independent Appraiser selected by the Reorganized Company.

         "Interest," with respect to a Note, means interest on the unpaid Principal of such Note, compounded quarterly from the Effective Date until such time, if any, that the Principal has been paid or duly provided for, at the applicable federal rate for medium term obligations as of the Effective Date.

         "Payments" means, collectively, payments of Interest and payments of Principal on all of the Outstanding Notes.

         "Plan" means that certain First Amended Joint Plan under Chapter 11 of the United States Bankruptcy Code of the predecessor of the Company as confirmed by the United States District Court for the District of Delaware.

         "Principal," with respect to a Note, shall be an amount equal to the holder of such Note's Applicable Share of $44,000,000 on the Effective Date. The original Principal amount of a Note shall be reduced by Payments by the Company to the holder of the Note, or, in the event of a transfer of a Note, to any predecessor holder, which Payments are allocated by the Company to Principal in accordance with the terms of this Note and the Indenture. The Principal of all Outstanding Notes shall be equal to $44,000,000 on the Effective Date.

         "Proportionate Share" means, with respect to the holder of a Note, the proportion that an Allowed Subclass 7A-1 Claim under and as defined in the Plan held by such holder or, in the event of a transfer of a Note, held by a predecessor holder, or an Allowed Subclass 7A-2 Claim under and as defined in the Plan held by such holder or, in the event of a transfer of a Note, held by a predecessor holder, as applicable, bears to the aggregate amount of all Allowed Subclass 7A-1 Claims or all Allowed Subclass 7A-2 Claims, as applicable (including any applicable Contested Claim Reserve, as defined in the Plan).

         "Pro-Rata Share" means, with respect to the holder of a Note, the proportion that an Allowed Subclass 7A-1 Claim under and as defined in the Plan held by such holder or, in the event of a transfer of a Note, held by a predecessor holder, or an Allowed Subclass 7A-2 Claim under and as defined in the Plan held by such holder or, in the event of a transfer of a Note, held by a predecessor holder, bears to the aggregate amount of all Allowed Subclass 7A-1 Claims and Allowed Subclass 7A-2 Claims (including any Contested Claim Reserve, as defined in the Plan).

         If the Company shall deposit with the Trustee in trust funds sufficient to pay the entire amount of Payments with respect to the Notes (or, in the event that the Company has no reasonable expectation of receiving any additional Available Cash or such Notes are within one month of their Stated Maturity, an amount of Payments with respect to the Notes in an amount equal to the Available Cash), and shall comply with the other provisions of the Indenture in respect thereof, then from and after said date (or prior thereto as provided in the Indenture), such Notes shall no longer be entitled to any benefit under the Indenture and, as respects the Company's liability thereon, such Notes shall be deemed to have been paid.

         To the extent permitted by, and as provided in, the Indenture, the Company may, by entering into an indenture or indentures supplemental to the Indenture, modify, alter, add to or eliminate in any manner any provisions of the Indenture, or the rights of the Noteholders or the rights and obligations of the Company, upon the consent, as in the Indenture provided, of the holders of not less than a majority in Principal amount of the Notes then Outstanding. Notwithstanding the foregoing, no supplemental indenture shall, without the consent of the holder of each Outstanding Note affected thereby, change the Stated Maturity of any Note, reduce the Payments of any Note, if any are due and payable pursuant to and in accordance with the terms of this Note and the Indenture, reduce the percentage of the aggregate Principal amount of Outstanding Notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture, or modify any of the provisions of the Indenture relating to the foregoing, all except as provided in the Indenture.

         As provided for and subject to the provisions of the Indenture, if an Event of Default shall have occurred and be continuing, the Principal of and all Interest accrued on all the Outstanding Notes may be declared, and upon such declaration shall become, immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that such declaration and its consequence may be waived by the holders of a majority in Principal amount of the Notes then Outstanding. The holder of this Note shall not have any right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder previously shall have delivered to the Trustee written notice that one or more Events of Default has occurred and is continuing, the holders of not less than twenty-five percent (25%) in Principal amount of the then Outstanding Notes shall have requested the Trustee in writing to institute such proceeding, one or more Noteholders shall have offered to the Trustee adequate security and indemnity, satisfactory to it, against the costs, expenses and liabilities to be incurred thereby, the Trustee shall have refused or neglected to act on such notification, request and offer of indemnity for at least sixty (60) days and no direction inconsistent with such notification shall have been given to the Trustee by holders of not less than a majority in Principal amount of the Outstanding Notes.

         The Notes are issuable as registered Notes without coupons. Subject to the provisions of the Indenture, the transfer of this Note is registrable by the registered holder hereof, in person or by his attorney duly authorized in writing, at the main office of IBJ Schroder Bank & Trust Company in New York, New York, on books of the Company to be kept for that purpose at said office, upon surrender and cancellation of this Note duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, and thereupon a new fully registered Note of the same series will be issued to the transferee or transferees in exchange therefor with a Principal amount equal to the unpaid Principal amount of the Note so exchanged; and this Note, with or without others of the same series, may in like manner be exchanged for one or more new fully registered Notes of the same series of other authorized denominations with an aggregate Principal amount equal to the unpaid Principal amount of the Note so exchanged; all as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in relation thereto.

         Prior to due presentment for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered at any given time upon the Note Register as the absolute owner of this Note for the purpose of receiving any Payments on this Note, if any are due and payable pursuant to and in accordance with the terms of this Note and the Indenture, and for all other purposes whether or not this Note be overdue; and neither the Company nor the Trustee, nor any agent of the Company or the Trustee shall be bound by any notice to the contrary.

         No recourse under any obligation, covenant or agreement contained in the Indenture or in any Note, or because of the creation of the contingent indebtedness represented hereby, shall be had against any incorporator, any past, present or future stockholder, or any officer or director of the Company or any successor corporation, as such under any rule of law, statute or constitution.

         In any case where the date fixed for the payment of Principal or Interest on any of the Notes shall not be a business day, then the payment of such Principal or Interest need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date fixed for such payment, and no Interest shall accrue for the period from and after such date.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


------------------------------------------------------------------
      (Print or type assignee's name, address and zip code)


------------------------------------------------------------------
      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                         Your Signature:
      ----------------------                  ------------------------------

Signature Guarantee:
                     -------------------------------------------------------
                       (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)



-----------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.


                             [END OF FORM OF NOTES]

         WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions;

         WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, and issued, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

         NOW THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the acceptance of the Notes by the holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         SECTION 1.1 The terms defined in this Article 1 shall (except as herein otherwise expressly provided) for all purposes of this Indenture, have the respective meanings specified in this Article and include the plural as well as the singular. Any term defined in the Trust Indenture Act of 1939, either directly or by reference therein, and not defined in this Indenture, unless the context otherwise specifies or requires, shall have the meaning assigned to such term therein as in force on the date of this Indenture.

         "Act" when used with respect to any Noteholder has the meaning specified in Section 13.4.

         "affected" has the meaning specified in Section 11.2.

         "Affiliate" means any person which directly or indirectly controls, is controlled by, or is under direct or indirect common control with, the Company. A person shall be deemed to control a corporation, partnership or other entity, for the purpose of this definition, if such person possesses, directly or indirectly, the power or direct or cause the direction of the management and policies of such corporation, partnership or other entity, whether through the ownership of voting securities, by contract, or otherwise.

         "Applicable Share," with respect to the holder of a Note, means (i) with respect to an Allowed Subclass 7A-1 Claim (as defined in the Plan) held by such holder, or in the event of a transfer of a Note, held by a predecessor holder, the sum of such holder's Pro-Rata Share and the number obtained by multiplying such holder's Proportionate Share by a fraction, the numerator of which is the aggregate additional Principal as of the Effective Date allocated to the Allowed Subclass 7A-1 Claims in an amount equal to the Additional Equity Value (as defined in the Plan) and the denominator of which is $44,000,000 and
(ii) with respect to an Allowed Subclass 7A-2 Claim (as defined in the Plan) held by such holder, or in the event of a transfer of a Note, held by a predecessor holder, such holder's Pro-Rata Share minus the number obtained by multiplying such holder's Proportionate Share by a fraction, the numerator of which is the aggregate additional Principal as of the Effective Date allocated to the Allowed Subclass 7A-1 Claims in an amount equal to the Additional Equity Value (as defined in the Plan) and the denominator of which is $44,000,000.

         "Authenticating Agent" means the agent of the Trustee which at the time shall be appointed and acting pursuant to Section 8.13.

         "Available Cash" shall mean cash available to the Company after satisfaction of senior obligations under the Plan, obligations to Class 8A Interestholders, if any, under the Plan and post-confirmation expenses (including any reserve deemed reasonable by the board of directors for the Company for anticipated post-confirmation expenses) in accordance with the Plan.

         "Board of Directors" or "Board" means the Board of Directors of the Company or any committee of such Board of Directors, however designated, authorized to exercise the powers of such Board of Directors in respect of the matters in question.

         "business day" means any day which is not a Saturday, Sunday or other day on which national banks having their principal office in the State of Illinois are authorized or obligated by law or required by executive order to close.

         "capital stock" includes any and all shares, interests, participations or other equivalents (however designated) of corporate stock of any corporation.

         "Certified Resolution" means a copy of a resolution or resolutions certified, by the Secretary or an Assistant Secretary of the corporation referred to, as having been duly adopted by the Board of Directors of such corporation or any committee of such Board of Directors, however designated, authorized to exercise the powers of such Board of Directors in respect of the matters in question and to be in full force and effect on the date of such certification.

         "common stock" means any capital stock of a corporation which is not preferred as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation over shares of any other class of capital stock of such corporation, including, without limitation, in the case of the Company, its Common Stock, par value $.01 per share.

         "Company" means and includes First Merchants Acceptance Corporation, a Delaware corporation as reorganized pursuant to the Plan, until any successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

         "Company Order" and "Company Request" mean, respectively, a written order or request signed in the name of the Company by its President and Chief Executive Officer or any Vice President and its Secretary or Assistant Secretary and delivered to the Trustee.

         "corporation" means and includes corporations, associations, companies and business trusts.

         "Daily Newspaper" means a newspaper in the English language of general circulation in New York, New York and customarily published on each business day of the year, whether or not such newspaper is published on Saturdays, Sundays and legal holidays.

         "date of this Indenture" means March 4, 1998.

         "day" means a calendar day.

         "Default" has the meaning specified in Section 5.2.

         "Defaulted Payment" shall have the meaning set forth in Section 2.3.

         "Depositary" means with respect to Notes issuable in whole or in part in the form of one or more Global Notes, The Depositary Trust Company or any other clearing agency registered under the Securities Exchange Act of 1934, as amended, that is subsequently designated to act as Depositary for the Notes.

         "Effective Date" shall have the meaning set forth in the Plan.

         "Event of Default" means any act or occurrence of the character specified in Section 5.1.

         "Executive Officer" means, with respect to any corporation, the Chairman of the Board, the Vice Chairman of the Board, the President, the Executive Vice President, any other Vice President or the Treasurer of such corporation.

         "Fair Market Value" per share of common stock of UDC on any date shall mean, except as hereinafter provided, the average closing price of the common stock of UDC for the ten consecutive business days immediately preceding the third business day prior to such date as reported on the Nasdaq Stock Market, Inc. ("Nasdaq") or, if such common stock is not traded on Nasdaq, then as reported on the principal domestic stock exchange on which such stock is then listed or admitted to trading, or, if such common stock is neither listed or admitted to trading on any domestic stock exchange nor traded on Nasdaq, then as reported in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Reorganized Company, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Reorganized Company. If at any time such common stock is neither listed on any domestic exchange, nor traded on Nasdaq, nor otherwise quoted in the domestic over-the-counter market, then the Fair Market Value shall be the fair market value per share of such common stock on the date of distribution of the UDC Warrant Shares to the holders of the Notes as determined by an Independent Appraiser selected by the Reorganized Company.

         "Federal Bankruptcy Code" means Title I of the Bankruptcy Reform Act of 1978, as amended, and codified at Title 11 of the United States Code and the Federal Rules of Bankruptcy Procedure as in effect as of the date hereof or as hereafter amended.

         "Global Note" means a Note that evidences all or part of the Notes and bears the legend set forth in Section 2.2.

         "Indebtedness" means (i) any liability of any person (a) for borrowed money, (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, or (c) for the payment of money relating to a capitalized lease obligation; provided, however, that Indebtedness shall not include any liability, the payment or performance of which is secured by a security interest in any property or asset, if recourse by the obligee under such liability upon the non-payment or non-performance thereof is limited to realization pursuant to such security interest upon such property or asset; (ii) any guarantee by any person of, or any commitment relating to, any liability of others described in the preceding clause (i); and
(iii) any amendment, renewal, extension or refunding of any liability referred to in clause (i) and (ii) above.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Interest," with respect to a Note, means interest on the unpaid Principal of such Note, compounded quarterly from the Effective Date until such time, if any, that the Principal has been paid or duly provided for, at the applicable federal rate for medium term obligations as of the Effective Date.

         "Lien" means any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind.

         "main office" with reference to the Trustee shall mean the principal corporate trust office of the Trustee, which office is, on the date of this Indenture, located at One State Street, New York, New York 10004.

         "maturity" or "mature," when used with respect to any Note, means the date that is four years and eleven months after the Effective Date or such earlier date on which the Principal of the Note becomes due and payable by declaration of acceleration.

         "Note" or "Notes" mean one or more of the notes comprising the Company's issue of Notes issued, authenticated and delivered under this Indenture.

         "Note Co-Registrar" has the meaning specified in Section 2.6.

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.6.

         "Noteholder," "holder of the Notes," "Holder" or "holder" or other similar terms mean any person in whose name, as of any particular date, a Note is registered on the Note Register.

         "Officers' Certificate" means a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Each such certificate, to the extent required, shall comply with the provisions of Section 13.3 hereof.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 13.3 if and to the extent required by the provisions of such Section.

         "Original Issue Date" with respect to any Note (or portion thereof) means the earlier of (A) the date of such Note or (B) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

         "Outstanding" means, as of the date of determination, all Notes which theretofore shall have been authenticated and delivered by the Trustee under this Indenture, except (A) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation, (B) Notes or portions thereof for the payment of which money in the necessary amount shall have been deposited with the Trustee or any paying agent in trust for the holders of the Notes, and
(C) Notes in exchange or substitution for or in lieu of which other Notes have been authenticated and delivered under any of the provisions of this Indenture.

Notwithstanding the foregoing provision of this paragraph, Notes in exchange or substitution for or in lieu of which other Notes have been authenticated and delivered under Section 2.10 hereof and which have not been surrendered to the Trustee for cancellation or the payment of which shall not have been duly provided for, shall be deemed to be Outstanding. In determining whether the Noteholders of the requisite Principal amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company, including any Subsidiary, or such other obligor shall be disregarded and deemed not Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or a Subsidiary or such other obligor.

         "paying agent" means any person authorized by the Company to pay the Payments on any Notes on behalf of the Company.

         "Payment Date" shall have the meaning set forth in Section 2.3 of the Indenture.

         "Payments" means, collectively, payments of Interest and payments of Principal on all of the Outstanding Notes.

         "person" means any individual, partnership, corporation, trust, unincorporated association, joint venture, government or any department or agency thereof, or any other entity.

         "place of payment" means such place as designated in Section 2.3 hereof.

         "Plan" means that certain First Amended Joint Plan under Chapter 11 of the United States Bankruptcy Code of the predecessor to the Company as confirmed by the United States District Court for the District of Delaware.

         "predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.10 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

         "Principal," with respect to a Note, shall be an amount equal to the holder of such Notes's Applicable Share of $44,000,000 on the Effective Date. The original Principal amount of a Note shall be reduced by Payments by the Company to the holder of the Note or, in the event of a transfer of the Note, to any predecessor holder, which Payments are allocated by the Company to Principal in accordance with the terms of the Notes and this Indenture. The Principal of all Outstanding Notes shall be equal to $44,000,000 on the Effective Date.

         "Proceeding" means any suit in equity, action at law or other legal, equitable, administrative or similar proceeding.

         "Proportionate Share" means, with respect to the holder of a Note, the proportion that an Allowed Subclass 7A-1 Claim under and as defined in the Plan held by such holder, or, in the event of a transfer of a Note, held by a predecessor holder, or an Allowed Subclass 7A-2 Claim under and as defined in the Plan held by such holder, or, in the event of a transfer of a Note, held by a predecessor holder, as applicable, bears to the aggregate amount of all Allowed Subclass 7A-1 Claims or all Allowed Subclass 7A-2 Claims, as applicable (including any applicable Contested Claim Reserve, as defined in the Plan).

         "Pro-Rata Share" means, with respect to the holder of a Note, the proportion that an Allowed Subclass 7A-1 Claim under and as defined in the Plan held by such holder, or, in the event of a transfer of a Note, held by a predecessor holder, or an Allowed Subclass 7A-2 Claim under and as defined in the Plan held by such holder, or, in the event of a transfer of a Note, held by a predecessor holder, bears to the aggregate amount of all Allowed Subclass 7A-1 Claims and Allowed Subclass 7A-2 Claims (including any Contested Claim Reserve, as defined in the Plan).

         "Regular Record Date" has the meaning specified in Section 2.3.

         "Responsible Officers" of the Trustee means the Chairman of the Board of Directors, every Vice Chairman of the Board of Directors, the President, the Chairman or any Vice Chairman of the Executive Committee of the Board, the Chairman of the Trust Committee, every Vice President, every Assistant Vice President, the Cashier, every Assistant Cashier, the Secretary, every Assistant Secretary, the Treasurer, every Assistant Treasurer, every Trust Officer, every Assistant Trust Officer, the Controller, every Assistant Controller, and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be any such officers and also means, with respect to a particular corporate trust matter, any other officer to whom such corporate trust matter is referred because of his knowledge and familiarity with a particular subject.

         "Special Record Date" for the payment of any Defaulted Payment means a date fixed by the Trustee pursuant to Section 2.3.

         "Stated Maturity," when used with respect to any Note, means the date that is four years and eleven months after the Effective Date.

         "Subsidiary" means any corporation more than fifty percent (50%) of whose shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation irrespective of whether or not at the time stock of any other class or classes shall or might have voting power by reason of the happening of any contingency, is owned or controlled directly or indirectly by the Company.

         "supplemental indenture" or "indenture supplemental hereto" mean any indenture hereafter duly authorized and entered into in accordance with the provisions of this Indenture.

         "Trustee" means IBJ Schroder Bank & Trust Company, and, subject to the provisions of the Indenture, shall also include any successor trustee.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as in force at the date of which this instrument was executed.

         All accounting terms used in this Indenture shall have the meanings assigned to them in accordance with generally accepted accounting principles and practices employed at the time by the Company.

                                   ARTICLE 2

                  ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                             AND EXCHANGE OF NOTES

         SECTION 2.1 DESIGNATION, AMOUNT AND ISSUE OF NOTES. The Notes shall be designated as set forth in the form of Note hereinabove recited.
Notes in the aggregate principal amount of up to $44,000,000 (and as otherwise provided in Sections 2.8, 2.10 or 11.5), upon the execution of this Indenture, or from time to time within 90 days thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its President or any Vice President, without any further action by the Company hereunder. The Notes may be represented by one or more Global Notes registered in the name of the Depositary.

         SECTION 2.2 FORM OF NOTES. The Notes and the Trustee's certificate of authentication to be borne by the Notes shall be substantially in the form as in this Indenture hereinabove recited. Any of the Notes may have imprinted thereon such legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed or any Depositary, or to conform to usage. Each Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         SECTION 2.3 DATES, PAYMENTS, AND RECORD DATES. The Notes shall be issuable as registered Notes without coupons and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee.

         The Notes shall be dated the date of authentication thereof by the Trustee. The Company shall pay Payments, to the extent not previously paid pursuant to and in accordance with the terms of the Notes and this Indenture, on the Stated Maturity. Interest shall accrue on the unpaid Principal amount of the Notes from the Payment Date to which Interest has been paid immediately preceding the date of such Note (unless the date of such Note is a Payment Date to which Interest has been paid, in which case from the date of such Note) or, if no Interest has been paid on the Notes from the Original Issue Date of such Note, from such Original Issue Date and shall be due and payable pursuant to and in accordance with the terms of the Notes and this Indenture. Installments of Payments shall be payable quarterly on the last business day of March, June, September and December of the applicable year, commencing June 30, 1998 (each, a "Payment Date"), until the earlier of (a) such time as all of the Payments have been paid in full or (b) the Stated Maturity. Each installment of Payments on all of the then Outstanding Notes prior to the Stated Maturity shall be in an amount equal to the Available Cash, if any, on the date that is ten business days prior to the date of such installment and shall be applied first to the payment of Interest on all of the then Outstanding Notes and then to the payment of Principal of all of the then Outstanding Notes.

         Notwithstanding the foregoing, in the event that the Available Cash on the date that is ten business days prior to the date of such installment is less than $300,000, the Company may elect not to make a quarterly installment of Payments to the holders of the Notes on the date that such installment would otherwise be due, and the Company may elect not to make any future quarterly installment of Payments to the holders of the Notes until additional Available Cash is received by the Company which, when aggregated with existing Available Cash, would equal or exceed $300,000 as of the date that is ten business days prior to the date of such installment (the "De Minimis Exception").

         The Company will pay on each Payment Date to each person in whose name a Note is registered at the close of business on the Regular Record Date preceding such Payment Date such person's Applicable Share of the Payments, if any are due and payable to such person's subclass pursuant to and in accordance with the terms of the Notes and this Indenture. The term "Regular Record Date" with respect to a regular Payment Date for the Notes shall mean the close of business on the seventh day of the month (whether or not a business day) in which such Payment Date occurs. Any Payment on any Note which is payable pursuant to and in accordance with the terms of the Notes and this Indenture, but is not punctually paid or duly provided for, on any Payment Date (herein called "Defaulted Payment") shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date by virtue of having been such holder; and such Defaulted Payment may be paid by the Company, at its election in each case, as provided in clause
(A) or clause (B) below:

                 (A) The Company may elect to make payment of any Defaulted Payment to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Payment, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Payment proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Payment or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Payment as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Payment which shall be not more than twenty (20) nor less than ten (10) days prior to the date of the proposed payment and not less than thirty-five (35) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Payment and the Special Record Date therefor to be mailed, first class postage prepaid, to each Noteholder at his address as it appears in the Note Register, not less than ten (10) days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a Daily Newspaper in each place of payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Payment and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Payment shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (B).

                 (B) The Company may make payment of any Defaulted Payment in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to Payments accrued and unpaid, and to accrue, which were carried by such other Note.

         The Payments on the Notes shall be paid at the office or agency of the Company which shall be located at the main office of the Trustee (the "place of payment") in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, in Stock Option Shares (as defined in the Plan) with a value equal to the Stock Option Value (as defined in the Plan), in UDC Warrants (as defined in the Plan) with a value equal to the fair market value of the UDC Warrants on the date of distribution of the UDC Warrants to the holders of the Notes as determined by a national independent public accounting firm selected by the Board of Directors of the Reorganized Company that does not audit the financial statements of the Reorganized Company (the "Independent Appraiser") or in shares of common stock of UDC issuable upon exercise of the UDC Warrants (the "UDC Warrant Shares") with a value equal to the Fair Market Value of the UDC Warrant Shares on the date of distribution of the UDC Warrant Shares to the holders of the Notes; provided, however, that Payments on any Notes may be payable, at the option of the Company, by wire transfer of Federal funds, check, Stock Option Shares (as defined in the Plan), UDC Warrants (as defined in the Plan) or UDC Warrant Shares mailed to the person entitled thereto as such person's address shall appear on the Note Register.

         SECTION 2.4 NUMBERS AND LEGENDS ON NOTES. Notes may bear such numbers, letters or other marks of identification or designation, may be endorsed with or have incorporated in the text thereof such legends or recitals with respect to transferability or in respect of the Note or Notes for which they are exchangeable, and may contain such provisions, specifications and descriptive words, not inconsistent with the provisions of this Indenture, as may be determined by the Company or as may be required to comply with any law or with any rule or regulation made pursuant thereto.

         SECTION 2.5 EXECUTION OF NOTES. Each Note shall be signed in the name and on behalf of the Company by one of its officers. The signature of an officer of the Company may, if permitted by law, be in the form of a facsimile signature and may be imprinted or otherwise reproduced on the Notes. In case any officer of the Company who shall have signed, or whose facsimile signature shall be borne by, any of the Notes shall cease to be such officer of the Company before the Notes so executed shall be actually authenticated and delivered by the Trustee, such Notes shall nevertheless bind the Company and may be authenticated and delivered as though the person whose signature appears on such Notes had not ceased to be such officer of the Company.

         SECTION 2.6 REGISTRATION OF TRANSFER OF NOTES. The Company shall keep or cause to be kept at the main office of the Trustee books for the registration of transfer of Notes issued hereunder (herein sometimes referred to as the "Note Register") and upon presentation for such purpose at such office the Company will register or cause to be registered the transfer therein, under such reasonable regulations as it may prescribe, of such Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more "Note Co-Registrars" for such purpose as the Board of Directors may determine where Notes may be presented or surrendered for registration, registration of transfer or exchange and such books, at all reasonable times, shall be open for inspection by the Trustee.

         SECTION 2.7 EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES. Whenever any Note shall be surrendered to the Company at an office or agency referred to in Section 3.2, for registration of transfer or exchange, duly endorsed or accompanied by a proper written instrument or instruments of assignment and transfer thereof or for exchange in form satisfactory to the Company and the Trustee, or any Note Registrar or Note Co-Registrar, duly executed by the holder thereof or his attorney duly authorized in writing, the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor, a Note or Notes in the name of the designated transferee, as the case may require, with a Principal amount equal to the unpaid Principal amount of the Note so exchanged and of such authorized denomination or denominations as may be requested. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         The Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge or expense that may be imposed in connection with any exchange or transfer of Notes other than exchanges pursuant to Section 2.8 or Section 11.5 not involving any transfer. No service charge will be made for any such transaction.

         Upon delivery by any Note Co-Registrar of a Note in exchange for a Note surrendered to it in accordance with the provisions of this Indenture, the Note so delivered shall for all purposes of this Indenture be deemed to be duly registered in the Note Register; provided, however, that in making any determination as to the identity of persons who are holders, the Trustee shall, subject to the provisions of Section 8.2, be fully protected in relying on the Note Register kept at the main office of the Trustee.

         Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note.

         Subject to the immediately preceding paragraph, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Notes shall direct.

         Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section, Section 2.8, 2.10 or 11.5 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a person other than the Depositary for such Global Note or a nominee thereof.

         SECTION 2.8 TEMPORARY NOTES. Pending the preparation of definitive Notes the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver temporary Notes which may be printed, lithographed, typewritten, mimeographed or otherwise reproduced. Temporary Notes shall be issuable in any authorized denomination, and substantially of the tenor of the definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the officers of the Company executing such Notes as evidenced by their execution of such Notes. Every such temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. If temporary Notes are issued, without unreasonable delay, the Company will execute and deliver to the Trustee definitive Notes and thereupon any and all temporary Notes may be surrendered in exchange therefor, at the offices referred to in Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Notes definitive Notes of authorized denominations with an aggregate Principal amount equal to the aggregate unpaid Principal amount of the temporary Notes so exchanged. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

         SECTION 2.9 RECOGNITION OF REGISTERED HOLDERS OF DEFINITIVE NOTES AND TEMPORARY NOTES. The Company, the Trustee or any agent of the Company or the Trustee may deem and treat (A) the registered holder of any temporary Note, and (B) the registered holder of any definitive Note, as the absolute owner of such Note in accordance with Section 6.1.

         SECTION 2.10 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. In case any Note shall become mutilated or be destroyed, lost or stolen, then upon the satisfaction of the conditions hereinafter set forth in this Section 2.10 the Company (A) shall, in the case of any mutilated Note, and (B) shall, in the case of any destroyed, lost or stolen Note, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, execute, and upon the written request of the Company, the Trustee shall authenticate and deliver, a new Note bearing a number not contemporaneously outstanding with a Principal amount equal to the unpaid Principal amount of the mutilated Note or the

Note so destroyed, lost or stolen in exchange (or in lieu of, as applicable) and substitution for such Note; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, the Company may instead of issuing a substituted Note, pay such Note without requiring the surrender thereof, except that such mutilated Note shall be surrendered. The applicant for such substituted Note shall furnish to the Company and to the Trustee evidence satisfactory to them, in their discretion, of the ownership of and the destruction, loss or theft of such Note and shall furnish to the Company and to the Trustee and any Note Registrar such security or indemnity as may be required by them to save each of them harmless, and, if required, shall reimburse the Company for all expenses (including any tax or other governmental charge and the fees and expenses of the Trustee) in connection with the preparation, authentication and delivery of such substituted Note, and shall comply with such other reasonable regulations as the Company, the Trustee, or either of them, may prescribe.

         Every new Note issued pursuant to this Section 2.10 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Notes duly issued hereunder.

         The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.11 FORM AND AUTHENTICATION OF NOTES. Subject to the qualifications hereinbefore set forth, the Notes shall be substantially of the tenor and effect set forth in the recitals hereto, and no Notes shall be entitled to the benefit hereof, or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon an authentication certificate, substantially in the form set forth in the recitals hereto, executed by the Trustee; and such certificate on any Note issued by the Company shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

         SECTION 2.12 SURRENDER AND CANCELLATION OF NOTES. All Notes surrendered for payment, transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.12, except as expressly permitted by this Indenture.

                                   ARTICLE 3

                      PARTICULAR COVENANTS OF THE COMPANY

         Anything in this Indenture or in any Note to the contrary notwithstanding, the Company, expressly for the equal and ratable benefit of the original and future holders of the Notes, covenants and agrees as follows:

         SECTION 3.1 WILL PUNCTUALLY PAY THE PAYMENTS ON THE NOTES. The Company will duly and punctually pay, or cause to be paid, installments of the Payments on each Payment Date to the extent of the Available Cash, if any, of the Company as of such date, subject to the De Minimis Exception, pursuant to and in accordance with the terms of the Notes and this Indenture.

         SECTION 3.2

                 (A) OFFICE OR AGENCY. The main office of the Trustee shall serve as the place where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands, and the Trustee agrees to promptly forward all such presentations, surrenders, notices and demands to the Company at the address set forth in Section 13.7 hereof.

                 (B) APPOINTMENT OF TRUSTEE AS PAYING AGENT; DUTY OF PAYING AGENT OTHER THAN TRUSTEE. The Company hereby appoints the Trustee as paying agent and the Company covenants that, if it shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this Section 3.2,

                          (1) that such paying agent shall hold all sums held by it as such agent for the payment of the Payments on any of the Notes in trust for the benefit of the holders of such Notes or the Trustee;

                          (2) that such paying agent shall give the Trustee notice of any Default of the Company in making any Payments on the Notes, if any are due and payable pursuant to and in accordance with the terms of the Notes and this Indenture; and

                          (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith to pay to the Trustee all sums so held in trust by such paying agent.

                 (C) DUTY OF COMPANY ACTING AS PAYING AGENT. The Company covenants and agrees that, if it should at any time act as its own paying agent, it will, on or before each due date of Payments on the Notes, if any are due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, set aside and segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such Payments so becoming due until such sums shall be paid to such holders or otherwise disposed of as herein provided and will notify the Trustee of its action or of any failure to take such action.

                 Whenever the Company shall have one or more paying agents, it will, prior to each due date of the Payments on any Notes, if any are due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, deposit with one or more paying agents a sum sufficient to pay the Payments, so becoming due, such sum to be held in trust for the benefit of the holders of Notes entitled to such Payments, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                 (D) DELIVERY TO TRUSTEE. Anything in this Section 3.2 to the contrary notwithstanding, the Company may at any time, for the purposes of obtaining the satisfaction and discharge of this Indenture or for any other reason, pay, or by Company Order direct any paying agent to pay, to the Trustee all sums held in trust by the Company or any paying agent as required by this Section 3.2, such sums to be held by the Trustee upon the trusts contained in this Indenture. Upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

                 (E)      ALL SUMS TO BE HELD SUBJECT TO SECTION 13.2.
         Anything in this Section 3.2 to the contrary notwithstanding, the holding of sums in trust as provided in this Section 3.2 is subject to the provisions of Section 13.2 hereof.

         SECTION 3.3 COMPLIANCE WITH THE PLAN. The Company will observe, perform and discharge in accordance with their terms all of the material covenants, conditions and obligations which are imposed on it by the Plan. The Company will notify the Trustee of any breach of the covenants contained in this Section 3.3 within ten (10) days after the Company has knowledge of such breach.

         SECTION 3.4 WILL KEEP, AND PERMIT EXAMINATION OF, RECORDS AND BOOKS OF ACCOUNT AND WILL PERMIT VISITATION OF PROPERTY. The Company will (A) keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and each Subsidiary, and (B) permit or cause to permit the Trustee, personally or by its agents, accountants and attorneys, to visit or inspect any of the properties, examine the records and books of account and discuss the affairs, finances and accounts, of the Company and each Subsidiary, with the officers of the Company and Subsidiaries at such reasonable times as may be requested by the Trustee. The Trustee shall be under no duty to make any such visit, inspection or examination.

         The Company covenants that books of record and account will be kept in which full, true and correct entries will be made of all dealings or transactions of, or in relation to, the properties, business and affairs of the Company.

         SECTION 3.5 PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles).

         SECTION 3.6 RESTRICTIONS ON INDEBTEDNESS. The Company covenants that it will not, nor will it permit any Subsidiary to, incur, create, assume or otherwise become liable with respect to any Indebtedness other than Indebtedness contemplated by the Plan (including Indebtedness incurred pursuant to the DIP Financing and Overadvance Facility, as defined in the Plan).

         SECTION 3.7 COMPLIANCE NOTICES. The Company will deliver to the Trustee, within thirty (30) days after the end of each of its fiscal quarters, commencing with the quarter ending June 30, 1998, an Officer's Certificate stating that

                 (1) review of the activities of the Company during such quarter and of performance under this Indenture has been made under his supervision; and

                 (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout the quarter, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

         SECTION 3.8 CORPORATE EXISTENCE. Until the first to occur of (a) such time as all of the Payments have been paid in full, or (b) the Stated Maturity, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries considered as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of the Notes.

                                   ARTICLE 4

                  NOTEHOLDER LISTS AND REPORTS BY THE COMPANY
                                AND THE TRUSTEE

         SECTION 4.1      NOTEHOLDER LISTS, ETC.

                 (A) The Company will furnish or cause to be furnished to the Trustee, quarterly, not more than fifteen (15) days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of Notes as of such Regular Record Date, and at such other times, as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Note Registrar, no such list shall be required to be furnished.

                 (B) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the holders of Notes received by the Trustee in its capacity as Note Registrar contained in the most recent list furnished to it as provided in subdivision (A) of this Section 4.1. The Trustee may destroy any list furnished to it as provided in subdivision (A) of this Section 4.1, upon receipt of a new list so furnished.

                 (C) In case three or more holders of Notes or one or more holders of not less than twenty-five percent (25%) of the aggregate Principal amount of all then Outstanding Notes (hereinafter called "Applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such Applicant has owned a Note for a period of at least six (6) months preceding the date of such application, and such application states the Applicants' desire to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election, either

                          (1)  afford to such Applicants access to the
                 information preserved at the time by the Trustee in accordance with the provisions of subdivision (B) of this Section 4.1; or

                          (2) inform such Applicants as to the approximate number of holders of Notes whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subdivision (B) of this Section 4.1, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford to such Applicants access to such information, the Trustee shall, upon the written request of such Applicants, mail to each Noteholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subdivision (B) of this Section 4.1, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such Applicants and file with the Securities and Exchange Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one (1) or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such Applicants respecting their application.

                 (D) Every holder of the Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subdivision (C) of this Section 4.1, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subdivision (C).

         SECTION 4.2 REPORTS BY COMPANY. The Company covenants and agrees:

                 (A) To file with the Trustee within fifteen (15) days after the Company files the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of

         1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections, then the Company will file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 as may be prescribed from time to time in such rules and regulations;

                 (B) To file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements, if any, of Section
         13.3 hereof, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants;

                 (C) To transmit to the holders of the Notes, in the manner and to the extent provided in subsection (c) of section 313 of the TIA, such summaries of any information, documents, and reports required to be filed by the Company pursuant to subdivision (A) or subdivision (B) as may be required by the rules and regulations promulgated by the Securities and Exchange Commission; and

                 (D) To furnish to the Trustee with or as a part of each annual report and each other document or report filed with the Trustee pursuant to subdivision (A), (B) or (C) of this Section 4.2, an Officers' Certificate stating that in the opinion of each of the signers such annual report or other document or report complies with the requirements of such subdivision (A) or subdivision (B).

         Each certificate furnished to the Trustee pursuant to the provisions of this Section 4.2 shall conform to the requirements of Section 13.3 hereof.

         SECTION 4.3 REPORTS BY TRUSTEE. The Trustee shall transmit to the Noteholders as provided in TIA Section 313(c), if required thereunder, within sixty (60) days after May 15, 1999 and each May 15 thereafter, a brief report as provided in TIA Section 313(a). A copy of each such report shall, at the time of such transmission to the Noteholders, be filed by the Trustee with the Securities and Exchange Commission.

                                   ARTICLE 5

                REMEDIES OF TRUSTEE AND NOTEHOLDERS UPON DEFAULT

         SECTION 5.1 DEFINITION OF DEFAULT AND EVENT OF DEFAULT. The following events are hereby defined for all purposes of this Indenture (except where the term is otherwise defined for specific purposes) as "Events of Default" (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (A) Failure to make any payment of Principal of or Interest upon any Note for a period of five (5) days or more after the same shall become due and payable pursuant to and in accordance with the terms of the Notes and this Indenture; or

                 (B) The occurrence of any default in the performance, or any breach, of any covenant of the Company in this Indenture (other than a default that is covered by any other subsection of this Section 5.1), which continues for a period of not less than thirty (30) consecutive days after written notice of such occurrence is given to the Company by the Trustee or holders of not less than twenty-five percent (25%) in Principal amount of all then Outstanding Notes; or

                 (C) The occurrence of any material default in the performance, or any material breach, of any covenant of the Company in the Plan, which continues for a period of not less than thirty (30) consecutive days after written notice of such occurrence is given to the Company by the Trustee or holders of not less than twenty-five percent (25%) in Principal amount of all then Outstanding Notes; or

                 (D) The Company's Case (as defined in the Plan) shall be converted to a case under Chapter 7 of Title 11 of the United States Code; or

                 (E) The Company shall file a voluntary petition under 11 U.S.C. Section 301; provided however, that the continuation of the Company's Case (as defined in the Plan) shall not be an Event of Default under this subsection; or

                 (F) An order for relief shall be entered against the Company under 11 U.S.C. Section 303(h); or

                 (G) A court having jurisdiction in the premises shall have entered a final non-appealable judgment, order or decree for payment of money against the Company that does not violate or conflict with the terms of the Plan and that results in a liability (after provision for any proceeds of any policy of insurance applicable to such liability) in excess of $400,000.

         SECTION 5.2 TRUSTEE TO GIVE NOTEHOLDERS NOTICE OF DEFAULTS. The Trustee shall, within sixty (60) days after the occurrence of any event that with the giving of notice, the passage of time or both would constitute an Event of Default (a "Default"), give by mail to (i) all Noteholders, as their names and addresses appear in the Note Register, (ii) to such holders of the Notes as have, within the two (2) years preceding the mailing of notice, filed their names and addresses with the Trustee for that purpose and (iii) to such holders of the Notes whose names and addresses are provided the Trustee in accordance with Section 312 of the TIA, notice of all Defaults known to the Trustee, unless such Defaults shall have been cured or waived before the giving of such notice; provided, however, that except in the case of Default in the payment of Payments on any of the Notes, if any are due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, board of trustees, executive committee, or a trust committee of directors, trustees or Responsible Officers, of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

         SECTION 5.3 DECLARATION OF PRINCIPAL AND ACCRUED INTEREST DUE UPON DEFAULT; HOLDERS OF SPECIFIED PERCENTAGE OF NOTES MAY WAIVE DEFAULT DECLARATION. In the event that an Event of Default has occurred, then the Trustee may, at its election, and shall, upon the written direction of the holders of not less than twenty-five percent (25%) of the aggregate Principal amount of the Outstanding Notes, by written notice to the Company, declare the entire unpaid Principal amount of all of the Notes and all accrued Interest thereon to be immediately due and payable in full, and such Principal and Interest shall thereupon become and be immediately due and payable in full. Notwithstanding the foregoing, any acceleration of the Notes pursuant to this
Section 5.3 shall be subject to the right of the holders of not less than a majority in Principal amount of all Outstanding Notes, by written notice to the Company and to the Trustee, thereafter to consent to a waiver of such past Default before any final judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided and if before such judgment or decree all covenants with respect to which Default shall have been made shall be fully performed or made good to the reasonable satisfaction of the Trustee, and all arrears of Interest at the Interest rate per annum applicable to the Notes and the Principal of all Outstanding Notes which shall have become due otherwise than by acceleration under this Section 5.3 and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, disbursements, expenses and advances of the Trustee, its agents and attorneys, except the Principal of any Notes not then due by their terms and except Interest accrued on such Notes since the last Payment Date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto; in which event, such Default and its consequences shall thereupon be deemed to have been cured and such declaration of the maturity of the Notes shall be void and of no further effect, but no such cure shall extend to or affect any subsequent Default or impair any right consequent thereon.

         SECTION 5.4 POWER OF TRUSTEE TO PROTECT AND ENFORCE RIGHTS. Upon the occurrence of one or more Events of Default and the acceleration of the indebtedness evidenced by the Notes, the Trustee by such officer or agent as it may appoint in its discretion, with or without entry, may proceed to protect and enforce its rights and the rights of holders of the Outstanding Notes by a suit or suits in equity or an action or actions at law, whether for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy, as the Trustee shall deem most effectual to protect and enforce any of its rights or duties and the rights of holders of the Outstanding Notes.

         Upon the written request of the holders of a majority in Principal amount of the then Outstanding Notes, in case an Event of Default shall have occurred and the indebtedness evidenced by the Notes shall be accelerated as aforesaid, subject to Sections 8.2 and 8.5, it shall be the duty of the Trustee upon being indemnified as provided in Section 5.10, to exercise such one or more of the remedies available for the protection and enforcement of its rights and the rights of the Noteholders (including the taking of appropriate judicial proceedings by action, suit or otherwise) as the Trustee shall deem best.

         SECTION 5.5 REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Trustee or the Noteholders is intended to be exclusive of any other right or remedy, but each and every such right or remedy shall be cumulative, and shall be in addition to every other remedy given hereunder as now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 (A) DELAY, ETC. NOT A WAIVER OF RIGHTS. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

                 (B) WAIVER OF DEFAULT NOT TO EXTEND TO SUBSEQUENT DEFAULTS. No waiver of any Event of Default whether by the Trustee or by the Noteholders, shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.

         SECTION 5.6 HOLDERS OF SPECIFIED PERCENTAGE OF NOTES MAY DIRECT JUDICIAL PROCEEDINGS BY TRUSTEE. The holders of not less than a majority in Principal amount of the Notes at the time Outstanding hereunder may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any power conferred upon the Trustee; provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and this Indenture and the Trustee may take any other action deemed proper by them, or either of them, which is not inconsistent with such direction.

         SECTION 5.7

                 (A) PAYMENT OF PRINCIPAL AND INTEREST TO TRUSTEE UPON OCCURRENCE OF CERTAIN DEFAULTS; JUDGMENT MAY BE TAKEN BY TRUSTEE. The Company covenants that if an Event of Default specified in subdivisions (A) or (B) of Section 5.1 shall occur, then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for Principal and Interest, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel.

                 In case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

                 (B) ENFORCEMENT OF RIGHTS BY TRUSTEE DURING CONTINUANCE OF AN EVENT OF DEFAULT. If an Event of Default occurs and is continuing, the Trustee, may in the exercise of discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial proceedings as deemed most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                 (C) APPLICATION OF MONEYS COLLECTED BY TRUSTEE. Any moneys collected by the Trustee under this Section 5.7 shall be applied by the Trustee:

                 FIRST. To the payment of the costs and expenses reasonably incurred (including any sums due the Trustee) in the proceedings resulting in the collection of such moneys.

                 SECOND. To the payment of the amounts then due and unpaid upon the Outstanding Notes for Interest on the Outstanding Notes, and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, according to the aggregate of such Interest, without preference or priority as to any Outstanding Note over any other Outstanding Note or of any installment of Interest over any other installment of Interest.

                 THIRD. To the payment of the amounts then due and unpaid upon the Outstanding Notes for Principal on the Outstanding Notes, and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, according to the aggregate of such Principal, without preference or priority as to any Outstanding Note over any other Outstanding Note or of any installment of Principal over any other installment of Principal, upon presentation of such Notes and their surrender if fully paid, or for proper notation if only partially paid.

         SECTION 5.8 POSSESSION OF NOTES UNNECESSARY IN ACTION BY TRUSTEE. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee, without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee, shall be brought in its name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Outstanding Notes in respect of which such judgment has been recovered.

         SECTION 5.9 TRUSTEE MAY FILE NECESSARY PROOFS. The Trustee (irrespective of whether the Principal of the Notes shall then be due and payable as therein expressed and irrespective of whether the Trustee shall have made any demand for such payment) may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, and of the Noteholders allowed in any judicial proceedings relative to the Company or its creditors or property. In case of any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting the Company or its property, the Trustee (irrespective of whether the Principal of the Notes shall then be due and payable and irrespective of whether the Trustee shall have made any demand for such payment) shall be entitled and empowered either in its name or as trustee of an express trust or as attorney in fact for the holders of the Notes, or in any one or more of such capacities, to file a proof of claim for the whole amount of unpaid Principal and Interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in any such proceedings and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee, any amount due the Trustee, for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee, under Section 8.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

         SECTION 5.10 LIMITATION UPON RIGHT OF NOTEHOLDERS TO INSTITUTE CERTAIN LEGAL PROCEEDINGS. No Noteholder shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust hereunder, including the appointment of a receiver or trustee, or for any other remedy hereunder, including without limitation the institution of nonjudicial foreclosure proceedings, unless (A) such holder previously shall have delivered to the Trustee written notice that one or more Events of Default, which Events of Default shall be specified in such notice, has occurred and is continuing, and
(B) the holders of not less than twenty-five percent (25%) in Principal amount of the then Outstanding Notes shall have requested the Trustee in writing and shall have afforded to it reasonable opportunity either to proceed to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name, and (C) one or more Noteholders shall have offered to the Trustee adequate security and indemnity, satisfactory to it, against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee shall have refused or neglected to act on such notification, request and offer of indemnity for at least sixty (60) days and no direction inconsistent with such notification shall have been given to the Trustee by holders of not less than a majority in Principal amount of the Outstanding Notes; and such notification, request and offer of indemnity are hereby declared, in every such case, at the option of the Trustee, to be conditions precedent to the exercise of the powers and trusts of this Indenture and to any action or cause of action for foreclosure or for any other remedy hereunder; it being understood and intended that no Noteholder shall have any right in any manner whatsoever by his action to affect, disturb or prejudice the rights of any other holder, or obtain or seek to obtain priority or preference over any other holder, or to enforce any right hereunder, except in the manner herein provided to the extent permitted by law, and that all proceedings at law or in equity shall be instituted, had or maintained in the manner herein provided, and for the equal and ratable benefit of all holders of the Outstanding Notes.

         SECTION 5.11     RIGHT OF NOTEHOLDER TO RECEIVE AND ENFORCE PAYMENT
NOTE IMPAIRED. Notwithstanding any other provision of this Indenture, the right of any holder of any Note to receive Payments on such Note, on or after such amounts have become due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, or to institute suit for the enforcement of any such payment on or after such amounts have become due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, shall not be impaired or affected without the consent of such holder, except that no Noteholder may institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss under this Indenture upon any property subject hereto.

         SECTION 5.12 COURT MAY REQUIRE UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee, for any action taken or omitted by it, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but to the extent permitted by law the provisions of this
Section 5.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than ten percent (10%) in aggregate Principal amount of the Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of Payments on any Note on or after such amounts have become due and payable pursuant to and in accordance with the terms of the Notes and this Indenture.

         SECTION 5.13 UNENFORCEABLE PROVISION INOPERATIVE. To the extent that any provision of this Article 5 may be invalid or unenforceable under any applicable law, such provision shall be deemed inoperative and inapplicable and shall not be included in the terms of this Indenture.

         SECTION 5.14 IF ENFORCEMENT PROCEEDINGS ABANDONED, STATUS QUO IS ESTABLISHED. In case the Trustee or any Noteholder shall have proceeded to enforce any right or remedy under this Indenture, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Noteholder, then and in every such case the Company, the Trustee and the Noteholders, subject to any determination in such proceedings, shall be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and Noteholders shall continue as if no such proceedings had been instituted.

         SECTION 5.15 NOTEHOLDERS MAY WAIVE CERTAIN DEFAULTS. The holders of not less than a majority of the aggregate Principal amount of the then Outstanding Notes may on behalf of the holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

                 (A) in the payment of the Payments on any Note, if any are due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, or

                 (B) in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of the holder of each Outstanding Note affected.

         Upon any such Waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                                   ARTICLE 6

                       EVIDENCE OF RIGHTS OF NOTEHOLDERS
                             AND OWNERSHIP OF NOTES

         SECTION 6.1 EVIDENCE OF OWNERSHIP OF DEFINITIVE NOTES AND TEMPORARY NOTES ISSUED HEREUNDER IN REGISTERED FORM. Prior to due presentment for registration of transfer of any Note, the Company, the Trustee, any Note Registrar, or any agent of the Company or the Trustee may deem and treat the person in whose name any note shall be registered at any given time upon the Note Register as the absolute owner of such Note for the purpose of receiving any payment of, or on account of, the Payments on such Note, if any are due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, and for all other purposes whether or not such Note be overdue; and neither the Company nor the Trustee, nor any agent of the Company or the Trustee shall be bound by any notice to the contrary. All such payments made in accordance with the provisions of this Section 6.1 shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

                                   ARTICLE 7

                         CONSOLIDATION, MERGER AND SALE

         SECTION 7.1 COMPANY MAY MERGE, CONSOLIDATE, ETC., UPON CERTAIN TERMS. The Company covenants that it will not merge or consolidate with any other corporation or, other than as part of a loan securitization or sale entered into in the ordinary course of its business, sell or convey all or substantially all of its assets to any person, firm or corporation, unless (i) either the Company shall be the continuing or surviving corporation, or the successor corporation (if other than the Company) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the Payments on all the Notes, if any are due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

         SECTION 7.2 SUCCESSOR CORPORATION TO BE SUBSTITUTED. In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall thereupon be released from all obligations hereunder and under the Notes and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose.

         In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

         SECTION 7.3      OPINION OF COUNSEL.  The Trustee, subject to TIA
Section 315(a), (c) and (d) and to Section 8.5, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article 7.

                                   ARTICLE 8

                             CONCERNING THE TRUSTEE

         SECTION 8.1 REQUIREMENT OF CORPORATE TRUSTEE, ELIGIBILITY. There shall at all times be a Trustee hereunder which shall be a banking corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $60,000,000 subject to supervision or examination by Federal or State authority, or any affiliate of such a banking corporation, which also is a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.1 the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.1, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article 8.

         SECTION 8.2 ACCEPTANCE OF TRUST. The Trustee accepts the trusts hereby created upon the terms and conditions in this Indenture specified, to all of which the Company and the holders of Outstanding Notes by their acceptance thereof agree:

                 (A)      Except during the continuance of an Event of Default,

                          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and;

                          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it, and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (B) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (C) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                          (1) this subdivision shall not be construed to limit the effect of subdivision (A) of this Section;

                          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be proved that the Trustee was negligent in ascertaining pertinent facts;

                          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in Principal amount of the Notes at the time Outstanding relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

                          (4) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                          (5) the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful default.

                 (D) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                 (E) The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder except failure by the Company to cause to be made any of the payments to the Trustee required to be made to the Trustee by any provision hereof or failure by the Company to file with the Trustee any document required by this Indenture to be so filed subsequent to the issuance of the Notes, unless the Trustee shall be specifically notified in writing of such Default by the Company or by the holders of at least twenty- five percent (25%) in aggregate Principal amount of Outstanding Notes, and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the main office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Event of Default except as aforesaid.

         SECTION 8.3 DISCLAIMER. The recitals contained herein and in the Notes (except as contained in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes issued hereunder. The Trustee shall be under no responsibility or duty with respect to the disposition of any Notes authenticated and delivered hereunder or the application or use of the proceeds thereof or the application or use of any moneys paid to the Company under any of the provisions hereof.

         SECTION 8.4 TRUSTEE MAY OWN NOTES. The Trustee, the paying agent, the Note Registrar or any Note Co- Registrar or other agent of the Company or of the Trustee may become the owner or pledgee of Notes and, subject to Sections 8.9 and 8.10, if operative, may otherwise deal with the Company with the same rights it would have if it were not a Trustee, paying agent, Note Registrar, Note Co-Registrar or other agent of the Company or of the Trustee.

         SECTION 8.5 TRUSTEE MAY RELY ON CERTIFICATES, ETC. To the extent permitted by Section 8.2 hereof:

                 (A) The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, Note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (B) The Trustee may consult with counsel, who may be counsel to the Company, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in reliance thereon;

                 (C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Certified Resolution;

                 (D) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith, rely upon an Officers' Certificate;

                 (E) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred, as the case may be, in compliance with such request or direction;

                 (F) The Trustee shall not be bound to make any investigation into the facts or matters stated in any such document set forth in Section 8.5(A), but the Trustee, in its exercise of discretion, may make such further inquiry or investigation into such facts or matters as may seem necessary, and, if the Trustee shall determine to make such further inquiry or investigation, the Trustee shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                 (G) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care hereunder; and

                 (H) The Trustee shall not be required to give any debenture or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

         SECTION 8.6 MONEY HELD IN TRUST NOT REQUIRED TO BE SEGREGATED. Subject to the provisions of Section 13.2 hereof, all moneys received by the Trustee hereunder or in respect of the Notes shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.

         Any interest allowed on or income or other return arising from any such moneys shall be paid from time to time to the Company upon Company Order in accordance with the provisions hereof; provided, however, that no such interest, income or return shall be paid to the Company during any period during which an Event of Default has occurred and is continuing.

         SECTION 8.7 COMPENSATION, REIMBURSEMENT, INDEMNITY, SECURITY. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of all services rendered hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and except as otherwise expressly provided herein, the Company will upon request of the Trustee reimburse the Trustee for all reasonable advances made or incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense or disbursement as may be attributable to negligence or bad faith). The Company also covenants and agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee arising out of or in connection with the acceptance or administration of this trust, including, without limitation, all costs and expenses incurred in defending against any claim or liability in connection with the exercise or performance of any of the powers or duties hereunder.

         If, and to the extent that the Trustee and its counsel and other agents do not receive compensation for services rendered, reimbursements of its advances, expenses and disbursements, or indemnity, as herein provided, as the result of allowances made in any reorganization, bankruptcy, receivership, liquidation or other proceeding or by any plan of reorganization or readjustment of obligations of the Company or the Trustee shall be entitled, in priority to the holders of the Notes, to be paid from the proceeds of any distributions of any securities, dividends or other disbursements which would otherwise be made to the holders of Notes in any such proceeding or proceedings and the Trustee is hereby constituted and appointed, irrevocably, the attorney in fact for the holders of the Notes and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustee, its counsel and other agents on account of services rendered, advances, expenses, and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, to the holders of the Notes.

         SECTION 8.8      CONFLICT OF INTEREST.

                 (A) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 8.8, the Trustee shall within ninety (90) days after ascertaining that there is such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article 8.

                 (B) In the event that the Trustee shall fail to comply with the provisions of the preceding subdivision (A) of this Section 8.8, the Trustee shall within ten (10) days after the expiration of such ninety (90) day period transmit notice of such failure to the Noteholders, in the manner and to the extent provided in Section 4.3.

                 (C) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if there is an Event of Default (as defined in Section 5.1 but exclusive of any grace period or notice requirement) and:

                          (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding or is trustee for more than one (1) outstanding series of securities under a single indenture of the Company unless such other indenture is a collateral trust indenture under which the only collateral consists of Notes issued under this Indenture; provided, however, that there shall be excluded from the operation of this clause (1) any indenture under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the Company shall have sustained the burden or proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture or such other indenture or indentures;

                          (2) the Trustee or any of the directors or executive officers of the Trustee is an underwriter for the Company;

                          (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

                          (4) the Trustee or any of the directors or executive officers of the Trustee is a director, officer, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee) for the Company who is currently engaged in the business of underwriting, except that
                 (a) one (1) individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company, but may not be at the same time an executive officer of the Trustee and the Company; (b) if and so long as the number of directors of any Trustee in office is more than nine (9), one (1) additional individual may be a director or an executive officer, or both, of such Trustee and a director of the Company; and (c) the Trustee may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subdivision (C), to act as trustee, whether under an indenture or otherwise;

                          (5)  ten percent (10%) or more of the voting
                 securities of the Trustee is beneficially owned either by the Company or by any director, or executive officer thereof, or twenty percent (20%) or more of such voting securities is beneficially owned, collectively, by any two (2) or more of such persons; or ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director or executive officer thereof, or is beneficially owned, collectively, by any two (2) or more such persons;

                          (6) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default (as hereinafter in this subdivision (C) of this Section 8.8 defined), (a) five percent (5%) or more of the voting securities or ten percent (10%) or more of any other class of security of the Company, not including the Notes issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (b) ten percent (10%) or more of any class of security of an underwriter for the Company;

                          (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subdivision (C) of this Section 8.8 defined), five percent (5%) or more of the voting securities of any person who, to the knowledge of the Trustee owns ten percent (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                          (8) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default (as hereinafter in this subdivision (C) of this Section 8.8 defined), ten percent (10%) or more of any class of security of any person who, to the knowledge of the Trustee owns fifty percent (50%) or more of the voting securities of the Company;

                          (9) The Trustee owns on January 1 in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percent (25%) or more of the voting securities or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under clause (6), (7) or (8) of this subdivision (C). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included it, the provisions of the preceding sentence shall not apply for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent (25%) of such voting securities or twenty-five percent (25%) of any such class of security. Promptly after January 1, in each calendar year, the Trustee shall make a check of its or his holdings of such securities in any of the above-mentioned capacities as of January 1. If the Company fails to make payment in full of the Payments upon the Notes if, when and as the same becomes due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, and such failure continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period and after such date, notwithstanding the foregoing provisions of this clause (9), all such securities so held by the Trustee with sole or joint control over such securities vested in it or him, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of clauses (6), (7) and (8) of this subdivision (C); or

                          (10) the Trustee shall be or become a creditor of the
                 Company (except under the circumstances described under paragraphs (1), (3), (4), (5) or (6) of Section 311(b) of the
                 TIA).

         The specifications of percentages in clauses (5) to (9), inclusive, of this subdivision (C) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of clause
(3) or (7) of this subdivision (C).

         For the purposes of clauses (6), (7), (8) and (9) of this subdivision
(C) only, (a) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness, (b) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (c) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any Default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

                 (D) The percentages of voting securities and other securities specified in this Section 8.8 shall be calculated in accordance with the following provisions:

                          (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section 8.8 (each of whom is referred to as a "person" in this subdivision (D)) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate vote which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                          (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                          (3) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

                          (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                               (a) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                               (b) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                               (c) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; or

                               (d)   securities held in escrow if placed in
                          escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                 (5) A Security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

                 (E) For the purposes of this Section 8.8, unless otherwise provided:

                          (1) The term "underwriter" when used with reference to the Company means every person, who, within three (3) years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or has sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                          (2) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                          (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this clause, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                          (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                          (5) The term "Company" means any obligor upon the Notes.

                          (6)  The term "executive officer" means the
                 president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

         SECTION 8.9      RESIGNATION, REMOVAL, APPOINTMENT OF SUCCESSOR
TRUSTEE.

                 (A) No resignation or removal of the Trustee, and no appointment of a successor Trustee pursuant to this Article 8 shall become effective until the acceptance of appointment by the successor Trustee under this Section 8.9 and Section 8.10.

                 (B) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction of the appointment of a successor Trustee.

                 (C) The Trustee may be removed at any time by Act of the holders of a majority in Principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

                 (D)      If at any time:

                          (1)  the Trustee shall fail to comply with Section
                 8.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note for at least six (6) months, or

                          (2)  the Trustee shall cease to be eligible under
                 Section 8.1 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the propose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Company by a Certified Resolution may remove the Trustee or (b) subject to Section 5.11, any Noteholder who has been a bona fide holder of a Note for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (E) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company, by a Certified Resolution, shall promptly appoint a successor Trustee. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the holders of a majority in Principal amount of the Outstanding Notes delivered to the Company and the retiring

         Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (F) The Company shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the holders of Notes in the manner and to the extent provided in Section 4.3. Each notice shall include the name of the successor Trustee and address of the main office of the successor Trustee.

         SECTION 8.10 ACCEPTANCE BY SUCCESSOR TRUSTEE. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the respective successor Trustee, the respective retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such respective successor Trustee all the rights, powers and trusts of the retiring respective Trustee, and shall duly assign, transfer and deliver to such respective successor Trustee all property and money held by such respective retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in
Section 8.7. Upon request of any such respective successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 8 to the extent operative.

         SECTION 8.11

                 (A) Notice, Etc. on Behalf of Company Delivered to Trustee. Except as herein expressly provided to the contrary, any notice, request, or other writing by or on behalf of the Company delivered to the Trustee shall be deemed to have been delivered to the Trustee hereunder as effectually as if delivered to each of them.

                 (B) Cash, Securities, Etc. to be Held by Trustee. Notwithstanding anything herein contained to the contrary, all cash collected by, or payable to, the Trustee pursuant to this Indenture shall be paid to and deposited with, and all stocks, debentures and other obligations or securities shall be held by, the Trustee, except as otherwise required by law.

         Whenever any moneys, debentures, shares of stock or other obligations are, under any provisions of this Indenture, paid or delivered to or deposited with the Trustee, the same shall be deemed for all purposes hereunder to be part of the security for the Notes issued hereunder, but nothing contained in this Section 8.11 shall be deemed to affect or impair any power or right conferred by any provision of this Indenture upon the Trustee to apply, disburse or otherwise act or deal with respect to any moneys, debentures, shares of stock or other obligations received or held by it as aforesaid.

         SECTION 8.12 MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder provided such corporation shall be otherwise qualified and eligible under this Article 8, to the extent operative, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the Notes shall have been authenticated, but not delivered, by the Trustee then in office, any such successor to the Trustee by merger, conversion or consolidation may adopt such authentication and deliver the said Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 8.13 AUTHENTICATING AGENT. As long as any of the Notes remain Outstanding, upon a Company Order there shall be an authenticating agent appointed by the Trustee for such period as the Company shall elect, to act on behalf of the Trustee and subject to its direction in connection with the authentication of the Notes as set forth in this Indenture. Such authenticating agent shall at all times be a banking corporation organized and doing business under the laws of the United States or any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $60,000,000 subject to supervision or examination by Federal or State authority, or an affiliate of such banking corporation, which is also a corporation organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.13 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         Whenever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent.

         Any corporation in which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

         Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee promptly shall appoint a successor authenticating agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Notes as the names and addresses of such holders appear on the Note Register. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 8.13.

         The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments from the Company subject to the provisions of Section 8.7. The provisions of Section 6.1, 8.3 and 8.4 shall be applicable to any authenticating agent.

                                   ARTICLE 9

                             DISCHARGE OF INDENTURE

         SECTION 9.1 ACKNOWLEDGMENT OF DISCHARGE. This Indenture shall cease to be of further effect (except as to any rights of registration of transfer or exchange of Notes herein expressly provided for and the rights to receive payments of Interest thereon pursuant to and in accordance with the terms of the Notes and this Indenture), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction, cancellation and discharge of this Indenture, when

                 (A)      either

                          (1)  all Notes theretofore authenticated and
                 delivered other than (a) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10, and (b) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 13.2 have been delivered to the Trustee for cancellation; or

                          (2) with respect to all such Notes not theretofore delivered to the Trustee for cancellation, the Company has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire amount of unpaid Payments payable with respect to such Notes;

                 (B) The Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (C) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture the obligations of the Company to the Trustee under Section 8.7 shall survive.

         SECTION 9.2 MONEY HELD IN TRUST. All money deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), as the trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. The Trustee shall give notice in the name and at the expense of the Company of the immediate availability of the money deposited with the Trustee pursuant to Section 9.1 to the persons entitled to such money.

                                   ARTICLE 10

                             MEETING OF NOTEHOLDERS

         SECTION 10.1 PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of the Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

                 (A) To give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Event of Default hereunder and its consequences, or to take any other action authorized to be taken by the Noteholders pursuant to any of the provisions of Article 2;

                 (B) To remove the Trustee and appoint a successor trustee pursuant to any of the provisions of Article 8;

                 (C) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article 11; or

                 (D) To take any other action authorized to be taken by or on behalf of Noteholders of any specified aggregate Principal amount of the Notes under any other provisions of this Indenture, or authorized or permitted by law.

         SECTION 10.2 CALL OF MEETING BY TRUSTEE; GENERALLY. Meeting of Noteholders may be held at such place or places and at such time or times in any place of payment as the Trustee or, in case of its failure to act, the Company or the Noteholders calling the meeting, shall from time to time determine.

         SECTION 10.3 CALL OF MEETINGS BY TRUSTEE; NOTICE. The Trustee may at any time call a meeting of the Noteholders to take any action specified in
Section 10.1, to be held at such time and at such place designated in Section
10.2 as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and specifying each series of Notes which would be affected by the proposed action, shall be mailed by the Trustee at the expense of the Company, first class postage prepaid, to the Noteholders at their last addresses as they shall appear upon the Note Register, not less than twenty (20) nor more than one hundred twenty (120) days prior to the date fixed for the meeting. Any defect in said notice shall not, however, in any way impair or affect the validity of any such meeting.

         The Trustee may in its discretion determine, subject to the meaning of the term "affected" as set forth in Section 11.2, whether or not Notices of any particular series would be affected by action proposed to be taken at a meeting and any such determination shall be conclusive upon the holders of Notes of such series and all other series. Subject to the provisions of Section 8.2, the Trustee shall not be liable for any such determination made in good faith.

         Any meeting of the Noteholders shall be valid without notice if Noteholders, holding all Notes then Outstanding, which would be affected by the action proposed to be undertaken, are present in person or by proxy or have waived notice before or after the meeting by Noteholders, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         In case at any time the Company, pursuant to a Certified Resolution, or Noteholders holding at least ten percent (10%) in aggregate Principal amount of the Notes then Outstanding, which would be affected by the action proposed to be undertaken, shall have requested the Trustee to call a meeting of the Noteholders to take any action authorized by

Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or Noteholders holding the amount above specified may determine the time and the place for such meeting and may call such meeting for such purpose by giving notice thereof in the manner provided in this Section 10.3.

         SECTION 10.4 MEETINGS, NOTICE AND ENTITLEMENT TO BE PRESENT. Only Noteholders holding Notes, which would be affected by the action proposed to be undertaken, and persons appointed by an instrument in writing as proxy for such a Noteholder by such a Noteholder are entitled to notice of and to vote at any meeting of the Noteholders. The only persons who shall be entitled to be present or to speak at any meeting of the Noteholders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Company and its counsel.

         SECTION 10.5 REGULATIONS MAY BE MADE BY TRUSTEE. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of the Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

         Such regulations (A) may provide for the closing of the Note Register for such period as the Trustee may deem necessary or (B) may fix a record and time for determining the record Noteholders of the Notes entitled to vote at such meeting. All Noteholders seeking to attend or vote at a meeting in person or by proxy must, if required by any authorized representative of the Trustee or the Company or by any other Noteholder, produce the Notes claimed to be owned or represented at such meeting, and every one seeking to attend or vote shall, if required as aforesaid, produce such further proof of Note ownership or personal identity as shall be satisfactory to the authorized representative of the Trustee, or if none be present then to the inspectors of votes hereinafter provided for.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting may be elected by vote of Noteholders holding a majority in Principal amount of the Notes represented at the meeting and entitled to vote.

         At any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 Principal amount of Notes then Outstanding owned by such Noteholder or represented by such proxy; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not Outstanding and ruled by the temporary or permanent chairman of the meeting to be not Outstanding. The temporary or permanent chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders.

         At any meeting of Noteholders, the presence of persons holding or representing Notes in an aggregate Principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum.
Any meeting of holders duly called pursuant to Section 10.3 may be adjourned from time to time by vote of the holders (or proxies for the holders) of a majority in aggregate Principal amount of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice.

         SECTION 10.6 MANNER OF VOTING AT MEETINGS AND RECORD TO BE KEPT. The vote upon any resolution submitted to any meeting of the Noteholders shall be by written ballots on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the Principal amount of the Notes voted by the ballot. The temporary or permanent chairman of the meeting shall appoint two (2) inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record at least in duplicate of the proceedings of each meeting of the Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one (1) or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one copy thereof shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         SECTION 10.7 EVIDENCE OF ACTION BY HOLDERS OF SPECIFIED PERCENTAGE OF NOTES. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate Principal amount of the Notes of any series may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (A) by any instrument or any number of instruments of similar tenor executed by holders in person or by agent or proxy appointed in writing, or (B) by the record of the holders of Notes voting in favor thereof at any meeting of holders duly called and held in accordance with the provisions of this Article 10, or (C) by a combination of such instrument or instruments and any such record of such a meeting of holders.

         SECTION 10.8 EXERCISE OF RIGHT OF TRUSTEE OR NOTEHOLDERS MAY NOT BE HINDERED OR DELAYED BY CALL OF MEETING OF NOTEHOLDERS. Nothing in this
Article 10 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of the Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE 11

                            SUPPLEMENTAL INDENTURES

         SECTION 11.1 PURPOSES FOR WHICH SUPPLEMENTAL INDENTURES MAY BE EXECUTED BY COMPANY AND TRUSTEE. Without the consent of the holders of any Notes, the Company, when authorized by a Certified Resolution of its Board of Directors, and the Trustee may at any time and from time to time, enter into an indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for one or more of the following purposes:

                 (A) To evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligation of the Company pursuant to Article 7 hereof;

                 (B) To add to the covenants of the Company such further covenants for the protection of the Noteholders, to insure the enforcement of the remedies of the Trustee and Noteholders upon an Event of Default by the Company, or to surrender any right or power herein conferred upon the Company as the Board of Directors shall consider to be necessary for the protection of the Noteholders, and to make the occurrence and continuance of a default under any of such additional covenants a Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, however, that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement of said remedy or remedies upon such default or may limit the remedies available to the Trustee upon such default or may authorize the holders of not less than a majority in aggregate Principal amount of the Outstanding Notes to waive such default and prescribe limitations on such rights of waiver; or

                 (C) To cure any ambiguity or to correct or supplement any provision contained in this Indenture which may be inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions and purposes of this Indenture, provided any such action shall not adversely affect the interest of the Noteholders.

         Nothing contained in this Article 11 shall affect or limit the right or obligation of the Company to execute and deliver to the Trustee any instrument of further assurance or other instrument which elsewhere in this Indenture it is provided shall be delivered to the Trustee.

         The Trustee is hereby authorized and directed to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be herein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which, in its opinion, does not afford adequate protection to the Trustee or adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise or adversely affects the interests of the Noteholders.

         SECTION 11.2 MODIFICATION OF INDENTURE BY WRITTEN CONSENT OF NOTEHOLDERS. With the consent (evidenced as provided in Article 10) of the holders of not less than a majority in aggregate Principal amount of the Outstanding Notes by Act of said holders delivered to the Company and the Trustee, the Company (when authorized by a Certified Resolution) and the Trustee at any time and from time to time, by entering into an indenture or indentures supplemental hereto, may modify, alter, add to or eliminate in any manner (with the approval of any governmental agency if required by law) any provisions of this Indenture or the rights of the Noteholders or the rights and obligations of the Company; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Note affected thereby:

                 (A) change the Stated Maturity of the Notes, reduce the Payments of any Note, if any are due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, or the coin or currency in which such Payments are payable, or amend the definition of Available Cash, or impair the right to institute suit for the enforcement of payment of any such Payments on or after such amounts have become due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, or

                 (B) reduce the percentage(s) of the aggregate Principal amount of Outstanding Notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, or

                 (C)      modify any of the provisions of this Section 11.2 or
         Section 5.15, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby.

         Notes shall be deemed to be "affected" by a supplemental indenture, if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against the property of the Company.
The Trustee may in the exercise of its discretion, subject to Section 8.2, determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.

         It shall not be necessary for any Act of Noteholders under this
Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Any supplemental indenture authorized by the provisions of this
Section 11.2 shall be executed by the Company and the Trustee in accordance with the terms of Section 11.3.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 11.3, the Company shall mail to the holders of the Notes at their last addresses as they shall appear on the Note Register of the Company a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 11.3 REQUIREMENTS FOR EXECUTION; DUTIES AND IMMUNITIES OF TRUSTEE. Prior to the execution of any supplemental indenture, the Trustee shall receive a Company Request, accompanied by a Certified Resolution authorizing the execution of any supplemental indenture pursuant to Section
11.1 or Section 11.2, and, if pursuant to Section 11.2, evidence filed with the Trustee of the Act of Noteholders as aforesaid.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Section 8.2 shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and stating such other matters as the Trustee may reasonably request. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's rights, duties or immunities under this Indenture or otherwise.

         SECTION 11.4 SUPPLEMENTAL INDENTURES PART OF INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions of this
Article 11, this Indenture shall be, and shall be deemed to be, modified and amended in accordance therewith and the respective rights, limitations, duties and obligations under this Indenture of the Company, the Trustee and the Noteholders, and each of them, shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be, and shall be deemed to be, part of the terms and conditions of this Indenture for any and all purposes, as if originally contained herein.

         SECTION 11.5 NOTES EXECUTED AFTER SUPPLEMENTAL INDENTURE TO BE APPROVED BY TRUSTEE. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee, as to any matter provided for in such supplemental indenture. If the Company and the Trustee shall so determine, new Notes modified so as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture, may be prepared by the Company, authenticated by the Trustee and delivered without expense to the holders of the Outstanding Notes, upon surrender of such Notes, the new Notes so issued to be in an aggregate Principal amount equal to the aggregate Principal amount of those so surrendered.

         SECTION 11.6 SUPPLEMENTAL INDENTURES REQUIRED TO COMPLY WITH TRUST INDENTURE ACT OF 1939. No supplemental indenture shall be entered into pursuant to any authorization contained in this Indenture which shall not comply with the provisions of the Trust Indenture Act of 1939 as then in effect.

                                   ARTICLE 12

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

         SECTION 12.1 IMMUNITY OF CERTAIN PERSONS. No recourse for the payment of the Payments on any Note, if any are due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in this Indenture or in any supplemental indenture, or in any Note, or because of the creation of any contingent indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                   ARTICLE 13

                                 MISCELLANEOUS

         SECTION 13.1 BENEFITS RESTRICTED TO PARTIES AND TO HOLDERS OF NOTES. Except as provided herein, nothing in this Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person other than the parties hereto and the Holders of the Notes Outstanding hereunder any right, remedy, or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulation, promises and agreements contained in this Indenture by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Notes Outstanding hereunder.

         SECTION 13.2 DEPOSITS FOR NOTES NOT CLAIMED FOR SPECIFIED PERIOD TO BE RETURNED TO COMPANY ON DEMAND. Any moneys deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the Payments on any Note and remaining unclaimed for six (6) years after the date upon which the Payments on such Notes shall have become due and payable pursuant to and in accordance with the terms of the Notes and this Indenture, shall be paid to the Company upon Company Request, or, if then held by the Company, shall be discharged from such trust; and the holder shall thereafter, as an unsecured general creditor, be entitled to look only to the Company for payment thereof, and all liability of the Trustee or any paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that, before being required to make any such payment to the Company, the Trustee, or any paying agent, may, at the expense of the Company, cause to be published once in a Daily Newspaper in such areas as the Trustee, or any paying agent, as the case may be, may deem necessary a notice that such moneys remain unclaimed and that, after a date named in said notice, the balance of such moneys then unclaimed will be returned to the Company.

         SECTION 13.3     FORMAL REQUIREMENTS OF CERTIFICATES AND OPINIONS
HEREUNDER.

                 (A) Each certificate or opinion which is specifically required by the provisions of this Indenture to be delivered to the Trustee with respect to compliance with a condition or covenant herein contained shall include (1) a statement that each person signing such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinions are based; (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of each such person such condition or covenant has been complied with.

                 (B) Every request or Application by the Company for action by the Trustee shall be accompanied by an Officers' Certificate stating that all conditions precedent, if any, to such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all conditions precedent, if any, to such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) have been complied with, except that in the case of any such request or Application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request or Application, no additional certificate or opinion need be furnished.

                 (C) In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

         SECTION 13.4 EVIDENCE OF ACT OF THE NOTEHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and (subject to Section 8.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind every future holder to the same Note and the holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         SECTION 13.5 PARTIES TO INCLUDE SUCCESSORS AND ASSIGNS. Subject to the provisions of Articles 7 and 8 hereof, whenever in this Indenture any of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of Trustee shall bind and insure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

         SECTION 13.6 IN EVENT OF CONFLICT WITH TRUST INDENTURE ACT OF 1939, PROVISIONS THEREIN TO CONTROL. If any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture required to be included herein by any of the provisions of the Trust Indenture Act of 1939 such required provision shall control. Provisions required by said Trust Indenture Act to be included herein which are not included herein are hereby incorporated herein by reference to said Trust Indenture Act.

         SECTION 13.7 REQUEST, NOTICES, ETC. TO TRUSTEE OR COMPANY. Any request, demand, authorization, direction, notice, consent, waiver or Act of the Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                 (A) the Trustee by any Noteholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its main office, or

                 (B) the Company by the Trustee or by any Noteholders shall be sufficient for every purpose hereunder (except as herein otherwise provided) if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at 570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015 or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 13.8 MANNER OF NOTICE. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         SECTION 13.9 SEVERABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 13.10 PAYMENTS DUE ON DAYS WHEN BANKS CLOSED. In any case where the date of any Payment Date or the Stated Maturity of any Note or any date on which any other payment is to be made or any action is to be taken shall not be a business day, then (notwithstanding any other provision of the Notes or this Indenture) payment of the Principal of or Interest on, any Notes or other payment or action need not be made or taken on such date, but may be made or taken on the next succeeding business day with the same force and effect as if made on the nominal date of any such Payment Date or Stated Maturity or date for any other payment or action, as the case may be, and no interest shall accrue for the period from and after any such nominal date.

         SECTION 13.11 BACKUP WITHHOLDING FORMS. The Company shall provide the Trustee with Backup Withholding Forms prescribed by the Internal Revenue Service and shall indemnify the Trustee for any penalties, expenses, costs and liabilities assessed against the Trustee for using improper forms.

         SECTION 13.12 TITLES OF ARTICLES AND SECTIONS OF THIS INDENTURE NOT PART THEREOF. The titles of the several Articles and Sections of this Indenture and the table of contents shall not be deemed to be any part hereof.

         SECTION 13.13 EXECUTION IN COUNTERPARTS. This Indenture is being executed in several counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 13.14 GOVERNING LAW. This Indenture and each Note issued hereunder shall be governed by the laws of the State of New York as to all matters affecting the duties, liabilities, privileges, rights and obligations of the Noteholders, the Company and the Trustee and any agents of the foregoing, including but not limited to, matters of validity, construction, effect and performance.

         SECTION 13.15 PLAN PROVISIONS CONTROL. Subject to Section 13.6 hereof, in the event that any provision of this Indenture conflicts with, or is materially different than, any provision of the Plan, such provision of the Plan will control and govern.

         IN WITNESS WHEREOF, FIRST MERCHANTS ACCEPTANCE CORPORATION has caused its name to be hereunto affixed, and this instrument to be signed by its President or any Vice President and its corporate seal to be affixed hereto, and the same to be attested by its Secretary or an Assistant Secretary; and IBJ Schroder Bank & Trust Company, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Officers and its corporate seal to be attested by its Secretary or by one or its Assistant Secretaries, as of the day and year first written above.

                                     FIRST MERCHANTS ACCEPTANCE CORPORATION

                                               By:
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                                                  President or Vice President
ATTEST:

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Assistant Secretary

                                     IBJ SCHRODER BANK & TRUST COMPANY

                                               By:
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ATTEST:

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Assistant Secretary